UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

RATTLER MIDSTREAM LP

(Exact name of registrant as specified in its charter)

Delaware	001-38919	83-1404608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 West Texas Avenue, Suite 1200 Midland, Texas		79701
(Address of principal executive offices)		(Zip Code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	RTLR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

Introductory Note

On May 28, 2019, Rattler Midstream LP (the “Partnership”), closed its initial public offering (the “Offering”) of 38,000,000 common units representing limited partner interests in the Partnership (“Common Units”), at a price to the public of $17.50 per Common Unit. The Offering was pursuant to the Partnership’s registration statement on Form S-1, as amended (File No. 333-226645) (the “Registration Statement”), initially filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on August 7, 2018. The material terms of the Offering are described in the prospectus, dated May 22, 2019 (the “Prospectus”), filed by the Partnership with the Commission on May 24, 2019 pursuant to Rule 424(b) under the Securities Act.

On May 23, 2019, the Partnership elected to change its federal income tax status from that of a pass-through entity to that of a taxable entity via a “check the box” election, effective May 24, 2019 (the “Tax Election”). Following the Tax Election, and in conjunction with the closing of the Offering, the following transactions occurred:

•

Rattler Midstream GP LLC, the general partner of the Partnership (the “General Partner”), made a cash capital contribution to the Partnership of $1.0 million in respect of its general partner interest;

•	the limited liability company agreement of the General Partner was amended and restated;

•

the Partnership issued 107,815,152 Class B units representing limited partner interests in the Partnership (“Class B Units”) to Energen Resources Corporation, a wholly-owned subsidiary of Diamondback Energy, Inc. (“Energen”), in consideration for a $1.0 million capital contribution;

•	the limited partnership agreement of the Partnership was amended and restated;

•

Rattler Midstream Operating LLC (“Rattler LLC”) issued 107,815,152 units representing membership interests in Rattler LLC (“Rattler LLC Units”) to Energen in consideration for Energen’s existing Rattler LLC membership interests;

•	the limited liability company agreement of Rattler LLC was amended and restated;

•

the Partnership entered into an equity contribution agreement (the “Equity Contribution Agreement”) with Rattler LLC, whereby the Partnership contributed all of the net proceeds of the Offering to Rattler LLC in exchange for 38,000,000 Rattler LLC Units;

•	Rattler LLC distributed all of the net proceeds from the Offering to Diamondback Energy, Inc. (“Diamondback”);

•	the Partnership entered into an exchange agreement with the General Partner, Rattler LLC and Energen (the “Exchange Agreement”);

•	the Partnership entered into a registration rights agreement with Energen (the “Registration Rights Agreement”); and

•

the Partnership entered into a services and secondment agreement with Diamondback, Diamondback E&P LLC, a wholly-owned subsidiary of Diamondback ( “Diamondback E&P”), the General Partner and Rattler LLC (the “Services and Secondment Agreement”).

Following the effectiveness of the Tax Election and the completion of the Offering and related transactions, Diamondback and its subsidiaries own, through ownership of Class B Units, an approximate 75% voting interest in the Partnership (or an approximate 71% voting interest in the Partnership if the Underwriters (as defined below) exercise in full their Option (as defined below)) and, through ownership of Rattler LLC Units, an approximate 75% economic, non-voting interest in Rattler LLC (or an approximate 71% economic, non-voting interest in Rattler LLC if the Underwriters (as defined below) exercise in full their Option).

Underwriting Agreement

On May 22, 2019, the Partnership entered into an underwriting agreement (the “Underwriting Agreement”), by and among the Partnership, the General Partner, Rattler LLC and Diamondback (together, the “Partnership Parties”) and Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), providing for the offer and sale by the Partnership, and the purchase by the Underwriters, of 38,000,000 Common Units (the “Firm Units”). Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 5,700,000 Common Units to cover over-allotments on the same terms (the “Option”).

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

At the closing of the Firm Units on May 28, 2019, the Partnership received proceeds from the Offering (net of the underwriting discount and after deducting certain offering expenses) of approximately $626.5 million. The Partnership used the net proceeds from the sale of the Common Units to make a distribution to Diamondback, in part to reimburse Diamondback for certain capital expenditures. Affiliates of certain of the Underwriters are lenders under Diamondback’s revolving credit facility. Diamondback may, but is not required to, apply the distribution that it receives from the Partnership to repay amounts outstanding under its revolving credit facility. Affiliates of certain of the Underwriters may indirectly receive a portion of the proceeds from the Offering in the form of repayment of debt by Diamondback.

As more fully described under the caption “Underwriting” in the Prospectus, the Underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Partnership and its affiliates, for which they received or may in the future receive customary fees and expenses.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Equity Contribution Agreement

On May 28, 2019, in connection with the Offering, the Partnership entered into the Equity Contribution Agreement with Rattler LLC. Pursuant to the Equity Contribution Agreement, the Partnership contributed all of the net proceeds of the Offering to Rattler LLC in exchange for 38,000,000 Rattler LLC Units. Rattler LLC used the contributed funds to make a distribution to Diamondback and for general company purposes.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Equity Contribution Agreement, which is filed as Exhibit 10.5 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Exchange Agreement

On May 28, 2019, in connection with the Offering, the Partnership, the General Partner, Rattler LLC and Energen entered into the Exchange Agreement. Pursuant to the Exchange Agreement, Energen can tender its Rattler LLC Units and an equal number of its Class B Units (such Rattler LLC Units, together with the Class B Units, referred to as the “Tendered Units”), for redemption to Rattler LLC and the Partnership. As consideration for the Tendered Units, Energen has the right to receive upon redemption, at the election of Rattler LLC with the approval of the conflicts committee of the board of directors of the General Partner (the “Board”), either a number of Common Units equal to the number of Tendered Units or a cash payment equal to the sum of (i) the number of Tendered Units multiplied by the average daily trading price of the Common Units for the prior 20 days plus (ii) the number of Tendered Units multiplied by the quotient of $1,000,000 divided by the number of then outstanding Class B Units. In addition, the Partnership has the right, but not the obligation, to offer to directly purchase such Tendered Units for, subject to the approval of the conflicts committee of the Board, cash or Common Units at the Partnership’s election.

The Exchange Agreement also provides that, subject to certain exceptions, Energen will not have the right to exchange its Rattler LLC Units if Rattler LLC or the Partnership determines that such exchange would be prohibited by law or regulation or would violate other agreements to which the Partnership may be subject, and Rattler LLC and the Partnership may impose additional restrictions on the exchange that either party determines necessary or advisable so that the Partnership is not treated as a “publicly traded partnership” for U.S. federal income tax purposes.

If Rattler LLC elects to issue Common Units in exchange for Energen’s Tendered Units, the exchange will be on a one-for-one basis, subject to adjustment in the event of splits or combinations of units, distributions of warrants or other unit purchase rights, specified extraordinary distributions and similar events. If Rattler LLC elects to deliver cash in exchange for Energen’s Tendered Units, or if the Partnership exercises its right to purchase Tendered Units for cash, the amount of cash payable will be based on the average daily trading price of the Common Units for the prior 20 days.

The preceding summary of the Exchange Agreement is qualified in its entirety by reference to the full text of the Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On May 28, 2019, in connection with the Offering, the Partnership entered into the Registration Rights Agreement with Energen. Pursuant to the Registration Rights Agreement, Energen will be entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and “piggyback” registration rights, for Common Units that it owns or acquires, including through the exchange of its Class B Units and Rattler LLC Units for Common Units in accordance with the Exchange Agreement.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Services and Secondment Agreement

On May 28, 2019, in connection with the Offering, the Partnership entered into the Services and Secondment Agreement with Diamondback, Diamondback E&P, the General Partner and Rattler LLC. Pursuant to the Services and Secondment Agreement, Diamondback and its subsidiaries will second certain operational, construction, design and management employees and contractors of Diamondback to the General Partner, the Partnership and its subsidiaries (collectively, the “Secondment Parties”), to provide management, maintenance and operational functions with respect to the Partnership’s assets. During their period of secondment, the seconded employees will be under the direct management, supervision and control of Diamondback and its subsidiaries (other than the Secondment Parties) with respect to the provision of services to the Secondment Parties.

The Secondment Parties will reimburse Diamondback for the cost of the seconded employees and contractors, including their wages and benefits. If a seconded employee or contractor performs services for both Diamondback and its subsidiaries (other than the Secondment Parties) and the Secondment Parties, the Secondment Parties will only reimburse Diamondback for a prorated portion of such employee’s overall wages and benefits or the costs associated with such contractor, in each case based on the percentage of the employee’s or contractor’s time spent working for the Secondment Parties, as determined in good faith by Diamondback and its subsidiaries (other than the Secondment Parties) and the Secondment Parties. The Secondment Parties will reimburse Diamondback on a monthly basis or at other intervals that Diamondback and the General Partner may agree from time to time.

The Services and Secondment Agreement will have an initial term of 15 years and will automatically extend for successive extension terms of one year each, unless terminated by either party upon at least 30 days’ prior written notice before the end of the initial term or any extension term. In addition, the Secondment Parties may terminate the agreement in whole at any time upon written notice stating the date of termination or terminate any particular service provided to the Secondment Parties by a seconded employee or contractor under the agreement at any time upon 30 days’ prior written notice.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Services and Secondment Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Credit Agreement

On May 28, 2019, the Partnership entered into a Credit Agreement with Rattler LLC, as borrower, Wells Fargo Bank, National Association (“Wells Fargo”), as the administrative agent, and certain lenders from time to time party thereto (the “Credit Agreement”). The Credit Agreement provides for a revolving credit facility in the maximum amount of $600.0 million. Loan principal may be optionally repaid from time to time without premium or penalty (other than customary LIBOR breakage), and is required to be paid at the maturity date of May 28, 2024. The loan is guaranteed by the Partnership and Tall City Towers LLC, a Delaware limited liability company and a wholly-owned subsidiary of Rattler LLC (“Tall Towers”), and is secured by substantially all of the assets of Rattler LLC, the Partnership and Tall Towers.

The outstanding borrowings under the Credit Agreement bear interest at a rate elected by Rattler LLC that is based on the prime rate or LIBOR, in each case plus margins ranging from 0.250% for prime-based loans and 1.250% for LIBOR loans to 1.250% for prime-based loans and 2.250% per annum for LIBOR loans, in each case depending on the Consolidated Total Leverage Ratio (as defined in the Credit Agreement). Rattler LLC is obligated to pay a quarterly commitment fee ranging from 0.250% to 0.375% per annum on the unused portion of the commitment, which fee is also dependent on the Consolidated Total Leverage Ratio.

The Credit Agreement contains various affirmative and negative covenants. These covenants, among other things, limit additional indebtedness, additional liens, sales of assets, mergers and consolidations, distributions and other restricted payments, transactions with affiliates, and entering into certain swap agreements, in each case of the Partnership, Rattler LLC and their restricted subsidiaries. The covenants are subject to exceptions set forth in the Credit Agreement, including an exception allowing Rattler LLC or the Partnership to issue unsecured debt securities, and an exception allowing payment of distributions if no default exists. The Credit Agreement may be used to fund capital expenditures, to finance working capital, for general company purposes, to pay fees and expenses related to the Credit Agreement, and to make distributions permitted under the Credit Agreement.

The Credit Agreement also contains financial maintenance covenants that require the maintenance of the financial ratios described below:

Financial Maintenance Covenant	Required Ratio
Consolidated Total Leverage Ratio commencing with the fiscal quarter ending September 30, 2019	Not greater than 5.00 to 1.00 (or not greater than 5.50 to 1.00 for 3 fiscal quarters following certain acquisitions), but if the Consolidated Senior Secured Leverage Ratio (as defined in the Credit Agreement) is applicable, then not greater than 5.25 to 1.00)

Consolidated Senior Secured Leverage Ratio commencing with the last day of any fiscal quarter in which the Financial Covenant Election (as defined in the Credit Agreement) is made	Not greater than 3.50 to 1.00

Consolidated Interest Coverage Ratio (as defined in the Credit Agreement) commencing with the fiscal quarter ending September 30, 2019	Not less than 2.50 to 1.00

For purposes of calculating the financial maintenance covenants prior to the fiscal quarter ending June 30, 2020, EBITDA will be annualized based on the actual EBITDA for the preceding fiscal quarters starting with the fiscal quarter ending September 30, 2019.

The lenders may accelerate all of the indebtedness under the Credit Agreement upon the occurrence and during the continuance of any event of default. The Credit Agreement contains customary events of default, including non-payment, breach of covenants, materially incorrect representations, cross-default, bankruptcy and change in control. There are no cure periods for events of default due to non-payment of principal and breaches of negative and financial maintenance covenants, but non-payment of interest and breaches of certain affirmative covenants are subject to customary cure periods. With certain specified exceptions, the terms and provisions of the Credit Agreement generally may be amended with the consent of the lenders holding a majority of the outstanding loans or commitments to lend.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Long-Term Incentive Plan

Effective May 22, 2019, the Board adopted a long term incentive plan (the “LTIP”) for employees, officers, consultants and directors of the General Partner and any of its affiliates, including Diamondback, who perform services for the Partnership. The purpose of the LTIP is to provide a means to attract and retain individuals who are essential to our growth and profitability and to encourage them to devote their best efforts to advancing our business by affording such individuals a means to acquire and maintain ownership of awards, the value of which is tied to the performance of the Common Units. The LTIP provides for the grant of unit options, unit appreciation rights, restricted units, unit awards, phantom units, distribution equivalent rights, cash awards, performance awards, other unit-based awards and substitute awards (collectively, “awards”). The maximum aggregate number of Common Units that may be issued pursuant to any and all awards under the LTIP shall not exceed 15,151,515 Common Units, subject to adjustment due to recapitalization or reorganization, or related to forfeitures or expiration of awards, as provided under the LTIP. Any awards that are made under the LTIP will be approved by the Board or a committee thereof that may be established for such purpose. The Partnership will be responsible for the cost of awards granted under the LTIP.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the LTIP, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Phantom Unit Agreements

On May 28, 2019, in connection with the Offering, the General Partner entered into phantom unit agreements (the “Phantom Unit Agreements”) with each of the executive officers and non-employee directors of the General Partner and certain other employees of Diamondback. Under the terms of the LTIP, the Partnership has discretion to grant awards to employees, officers, consultants and directors of the General Partner and any of its affiliates, including Diamondback, who perform services for the Partnership. Upon vesting, each phantom unit entitles the recipient to one Common Unit of the Partnership. Subject to accelerated vesting upon certain specified events (e.g., change of control, termination due to death or disability), a fifth of the phantom units will vest each year, and the phantom units will become fully vested phantom units under the graduated vesting schedule on the earlier to occur of the five year anniversary of the date of grant or the occurrence of a change of control or other acceleration event. Awards to directors and executive officers of the General Partner provide for distribution equivalent rights that will entitle the holder to receive cash distributions prior to vesting.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of the Phantom Unit Agreement, which is filed as Exhibit 10.8 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Indemnification Agreements

On May 22, 2019, the General Partner and Partnership entered into indemnification agreements (the “Indemnification Agreements”) with each of the directors and executive officers of the General Partner. The Indemnification Agreements require the Partnership to indemnify these individuals to the fullest extent permitted by law against expenses incurred as a result of any proceeding in which they are involved by reason of their service to the Partnership and, if requested, to advance expenses incurred as a result of any such proceeding.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the form of the Indemnification Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Tax Sharing Agreement

On May 28, 2019, in connection with the Offering, Rattler LLC entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) with Diamondback, pursuant to which Rattler LLC will reimburse Diamondback for its share of state and local income and other taxes borne by Diamondback as a result of Rattler LLC’s results being included in a combined or consolidated tax return filed by Diamondback with respect to taxable periods including or beginning on May 28, 2019. The amount of any such reimbursement will be limited to the tax that Rattler LLC would have paid had it not been included in a combined group with Diamondback. Diamondback may use its tax attributes to cause its combined or consolidated group, of which Rattler LLC may be a member for this purpose, to owe no tax. However, Rattler LLC would nevertheless reimburse Diamondback for the tax Rattler LLC would have owed had the attributes not been available or used for its benefit, even though Diamondback had no cash expense for that period.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Tax Sharing Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

Each of the Partnership, the General Partner and Rattler LLC is a direct or indirect subsidiary of Diamondback. As a result, certain individuals, including officers and directors of Diamondback and the General Partner, serve as officers and/or directors of more than one of such other entities. The General Partner, as the general partner of the Partnership, holds a non-economic general partner interest in the Partnership and is not entitled to participate in distributions made by the Partnership, except that it will be entitled to a quarterly cash preferred distribution of 8% per annum on the $1.0 million capital contribution made in respect of its general partner interest, or $0.02 million per quarter. Diamondback and its subsidiaries own, through ownership of Class B Units, an approximate 75% voting interest in the Partnership (or an approximate 71% voting interest in the Partnership if the Underwriters exercise in full their Option) and, through ownership of Rattler LLC Units, an approximate 75% economic, non-voting interest in Rattler LLC (or an approximate 71% economic, non-voting interest in Rattler LLC if the Underwriters exercise in full their Option).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description of the Equity Contribution Agreement provided in Item 1.01 above is incorporated in this Item 2.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement provided in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in the introductory note and in connection with, and in contemplation of, the Offering, (i) the Partnership issued 107,815,152 Class B Units to Energen in consideration for $1.0 million, (ii) Rattler LLC issued 38,000,000 Rattler LLC Units to the Partnership in consideration for the contribution of the net proceeds from the Offering and pursuant to the terms of the Equity Contribution Agreement and (iii) Rattler LLC issued 107,815,152 Rattler LLC Units to Energen for the tender by Energen of its existing Rattler LLC membership interests. Each of these transactions, which are described in more detail in the Introductory Note to this Current Report on Form 8-K and incorporated herein by reference, occurred on May 28, 2019 and were undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above with respect to the Credit Agreement’s limitations on the payment of distributions and other restricted payments is incorporated herein by reference.

The information set forth in Item 5.03 below with respect to the amendment and restatements of the Partnership Agreement, GP LLC Agreement and Rattler LLC Agreement is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Compensation

On May 28, 2019, in connection with the Offering, Travis D. Stice, Chief Executive Officer and a director of the General Partner, Matthew Kaes Van’t Hof, President and a director of the General Partner, Teresa L. Dick, Chief Financial Officer, Executive Vice President and Assistant Secretary of the General Partner and P. Matt Zmigrosky, Executive Vice President, General Counsel and Secretary of the General Partner, received grants of phantom units under the LTIP, as described in the section of the Prospectus entitled “Executive Compensation and Other Information” and incorporated in this Item 5.02 by reference.

Appointment of Directors

Effective on May 22, 2019, in connection with the listing of the Common Units on the Nasdaq Global Select Market, each of Laurie H. Argo, Arturo Vivar and Steven E. West were appointed to the Board, and appointed to serve as members of the audit committee.

There are no arrangements or understandings between Ms. Argo and Messrs. Vivar and West and any other persons pursuant to which Ms. Argo and Messrs. Vivar and West were selected as directors. There are no relationships between Ms. Argo and Messrs. Vivar and West and the General Partner, the Partnership or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As non-employee directors, Ms. Argo and Messrs. Vivar and West will receive compensation in accordance with the General Partner’s policies for compensating non-employee directors, including any long-term equity incentive awards under the LTIP. A description of the such compensation, which included a grant of 5,714 phantom units to each non-employee director on May 22, 2019, is contained in the section of the Prospectus entitled “Executive Compensation and Other Information – Director Compensation” and incorporated in this Item 5.02 by reference.

Long-Term Incentive Plan

The description of the LTIP provided in Item 1.01 above is incorporated in this Item 5.02 by reference.

Phantom Unit Agreements

The description of the Phantom Unit Agreements provided in Item 1.01 above is incorporated in this Item 5.02 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

First Amended and Restated Partnership Agreement of Rattler Midstream LP

On May 28, 2019, in connection with the Offering, the Partnership amended and restated its agreement of limited partnership (as amended and restated, the “Partnership Agreement”). The Partnership Agreement was amended and restated to, among other things, outline the rights of the limited partners, the cash distribution policy with respect to record holders of Common Units and the management of the Partnership’s business by the Board. A description of the Partnership Agreement is contained in the sections of the Prospectus entitled “How We Make Distributions” and “Our Partnership Agreement” and incorporated in this Item 5.03 by reference.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Second Amended and Restated Limited Liability Company Agreement of Rattler Midstream Operating LLC

On May 28, 2019, in connection with the Offering, Rattler LLC amended and restated its amended and restated limited liability company agreement (as amended and restated, the “Rattler LLC Agreement”). The Rattler LLC Agreement was amended and restated to, among other things, outline the rights of the members and the management of Rattler LLC’s business by the Partnership as managing member. A description of the Rattler LLC Agreement is contained in the sections of the Prospectus entitled “How We Make Distributions” and “Rattler LLC Limited Liability Company Agreement” and incorporated in this Item 5.03 by reference.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Rattler LLC Agreement, which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

First Amended and Restated Limited Liability Company Agreement of Rattler Midstream GP LLC

On May 28, 2019, in connection with the Offering, the General Partner amended and restated its limited liability company agreement (as amended and restated, the “GP LLC Agreement”). The GP LLC Agreement was amended and restated to, among other things, outline the rights of the sole member and the management of the Partnership’s business by the Board.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the GP LLC Agreement, which is filed as Exhibit 3.3 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Exhibit

1.1	Underwriting Agreement, dated as of May 22, 2019, by and among Rattler Midstream LP, Rattler Midstream GP LLC, Rattler Midstream Operating LLC, Diamondback Energy, Inc. and the several underwriters named therein.

3.1	First Amended and Restated Agreement of Limited Partnership of Rattler Midstream LP, dated May 28, 2019.

3.2	Second Amended and Restated Limited Liability Company Agreement of Rattler Midstream Operating LLC, dated May 28, 2019.

3.3	First Amended and Restated Limited Liability Company Agreement of Rattler Midstream GP LLC, dated May 28, 2019.

4.1	Registration Rights Agreement, dated May 28, 2019, by and between Rattler Midstream LP and Energen Resources Corporation.

10.1	Exchange Agreement, dated as of May 28, 2019, by and among Rattler Midstream LP, Rattler Midstream GP LLC, Rattler Midstream Operating LLC and Energen Resources Corporation.

10.2	Credit Agreement, dated May 28, 2019, by and among Rattler Midstream Operating LLC, as borrower, Rattler Midstream LP, as parent, Wells Fargo Bank, National Association, as the administrative agent, and certain lenders from time to time party thereto.

10.3	Rattler Midstream LP Long-Term Incentive Plan.

10.4	Form of Indemnification Agreement.

10.5	Equity Contribution Agreement, dated as of May 28, 2019, by and between Rattler Midstream LP and Rattler Midstream Operating LLC.

10.6	Services and Secondment Agreement, dated as of May 28, 2019, by and among Diamondback Energy, Inc., Diamondback E&P LLC, Rattler Midstream GP LLC, Rattler Midstream LP, and Rattler Midstream Operating LLC.

10.7	Tax Sharing Agreement, dated as of May 28, 2019, by and between Diamondback Energy, Inc. and Rattler Midstream Operating LLC.

10.8	Form of Phantom Unit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RATTLER MIDSTREAM LP

	By:	Rattler Midstream GP LLC, its general partner

Date: May 29, 2019

		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary